UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 5)

Filed by the Registrant ☐

Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WESTIN HOTELS LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

WHLP ACQUISITION LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Units of Limited Partnership Interest

(2)	Aggregate number of securities to which transaction applies: 135,600

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $735

(4)	Proposed maximum aggregate value of transaction: $99,666,000*

(5)	Total fee paid: $8,062.98**

☐	Fee previously paid.

*	Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 135,600 (the number of units of limited partnership interest of registrant outstanding as of January 15, 2004 according to the Schedule 14D-9 filed by the registrant with the Securities and Exchange Commission on January 20, 2004) by $735 (the purchase price per unit offered to be purchased).

**	Of such amount, $7,679.03 has been previously paid. The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #11 for Fiscal Year 2003 issued by the Securities and Exchange Commission on February 21, 2003, equals 0.008090% of the transaction valuation.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: $8,062.98

(2)	Form, Schedule or Registration Statement No.: Schedule TO-T

(3) Filing Parties:	Starwood Hotels & Resorts Worldwide, Inc. WHLP Acquisition LLC

(4)	Date Filed: November 4, 2003

FOR IMMEDIATE RELEASE

Starwood Increases Offer Price for Westin Michigan Avenue Hotel

to $735 per Unit and Eliminates 50% Minimum Tender and Consent Conditions
— Starwood Extends Offer until February 6, 2004 —

WHITE PLAINS, N.Y. — (BUSINESS WIRE) — January 22, 2004 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) announced today that it is increasing its offer price to purchase all the limited partnership units of Westin Hotels Limited Partnership, the owner of the Michigan Avenue Hotel, to $735 per unit, less the amount of any cash distributions made or declared with respect to the units on or after January 1, 2004. Starwood is also eliminating the conditions to its offer that a majority of the outstanding units be tendered in the offer and that it receive consents from holders of a majority of the outstanding Units to the proposals set forth in its offer to purchase and solicitation statement, dated November 4, 2003.

Starwood is extending the period of time during which the offer and related consent solicitation will remain open until 5:00 p.m., Eastern time, February 6, 2004, unless further extended.

Starwood’s new offer is superior to the offer made by Kalmia Investors, LLC on January 8, 2004. Starwood is now offering $10 more per unit than Kalmia. In addition, if Starwood receives consents from holders of a majority of the outstanding units, Starwood will be able to amend the Partnership Agreement to permit it to purchase all of the units validly tendered in its offer. Because Kalmia is not seeking to amend the Partnership Agreement, Kalmia may not be able to purchase all of the units tendered in its offer and may subject tendering unitholders to a pro rata reduction of units that it will accept for payment.

Unitholders who have tendered their units to Kalmia and who now wish to take advantage of Starwood’s increased offer can easily do so. To withdraw from the Kalmia offer, unitholders should simply follow the instructions in Kalmia’s offer documents or use the withdrawal form that Starwood will mail to unitholders in the next several days for this purpose. Starwood expects to file a supplement to its offer to purchase and solicitation statement and related materials with the Securities and Exchange Commission and mail these documents to unitholders in the next several days.

Unitholders who have any questions about Starwood’s offer, need help or would like additional copies of the Offer to Purchase and Solicitation Statement, the Agreement of Assignment and Transfer, the Consent Form, the other documents disseminated with the Offer to Purchase and Solicitation Statement, or the Supplement to the Offer to Purchase and related materials that Starwood expects to mail to unitholders in the next several days, should contact Starwood’s information agent, D.F. King & Co., Inc., Toll-Free at (888) 605-1957.

January 22, 2004

As of 5:00 p.m., Eastern time, January 21, 2004, a total of approximately 27,570 units (representing approximately 20.33% of the 135,600 outstanding units) had been validly tendered and not withdrawn.

STARWOOD STRONGLY ADVISES ALL PARTNERSHIP UNITHOLDERS TO READ THE OFFER TO PURCHASE AND SOLICITATION STATEMENT, THE AGREEMENT OF ASSIGNMENT AND TRANSFER AND THE CONSENT FORM THAT STARWOOD MAILED TO ALL UNITHOLDERS AND FILED WITH THE SEC ON NOVEMBER 4, 2003, AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS THAT STARWOOD EXPECTS TO FILE WITH THE SEC AND MAIL TO ALL UNITHOLDERS IN THE NEXT SEVERAL DAYS, AS WELL AS ALL AMENDMENTS TO ITS SCHEDULE TO AND SCHEDULE 14A THAT HAVE BEEN FILED WITH THE SEC.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE ANY UNITS, THE SOLICITATION OF AN OFFER TO SELL ANY UNITS, THE SOLICITATION OF THE CONSENT OF ANY LIMITED PARTNER OR A RECOMMENDATION TO ANY UNITHOLDER TO TAKE ANY ACTION WITH RESPECT TO ANY OFFER. THE SOLICITATION AND OFFER TO BUY UNITS OF THE PARTNERSHIP AND THE SOLICITATION OF UNITHOLDER CONSENTS ARE BEING MADE PURSUANT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS THAT STARWOOD SENT TO UNITHOLDERS AND FILED WITH THE SEC ON NOVEMBER 4, 2003, AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT THAT STARWOOD EXPECTS TO SEND TO UNITHOLDERS AND FILE WITH THE SEC IN THE NEXT SEVERAL DAYS. STARWOOD STRONGLY ADVISES ALL UNITHOLDERS TO READ THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT CAREFULLY BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION, INCLUDING RISK FACTORS AND THE TERMS AND CONDITIONS OF THE OFFER AND THE CONSENT SOLICITATION. UNITHOLDERS MAY OBTAIN COPIES OF THE WITHDRAWAL FORM FROM THE KALMIA OFFER THAT STARWOOD HAS PREPARED, OFFER TO PURCHASE AND SOLICITATION STATEMENT AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS (WHEN FILED) FOR FREE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM THE INFORMATION AGENT, D.F KING & CO., AT (888) 605-1957 (TOLL-FREE). INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE OFFER TO PURCHASE AND SOLICITATION STATEMENT.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 740 properties in more than 80 countries and 105,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchiser of hotels and resorts, including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

January 22, 2004

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance or actions and involve risks and uncertainties and other factors that may cause actual results or actions to differ materially from those anticipated at the time the forward-looking statements are made. Starwood undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

CONTACT:     Starwood Hotels & Resorts

                         Allison Reid, 914-640-8514

SOURCE:       Starwood Hotels & Resorts Worldwide, Inc.